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                                                                     Exhibit 4.1

COMMON STOCK                                                        COMMON STOCK

[Logo]                 MIDAMERICAN ENERGY HOLDINGS COMPANY                [Logo]
                INCORPORATED UNDER THE LAWS OF THE STATE OF IOWA

This certificate is                                           CUSIP 59562V  10 7
transferable in New York, N.Y.                                  SEE REVERSE FOR
or Ridgefield Park, N.J.                                     CERTAIN DEFINITIONS


This certifies that




is the owner of




          FULLY PAID AND NON-ASSESSABLE COMMON STOCK, NO PAR VALUE, OF

MIDAMERICAN ENERGY HOLDINGS COMPANY (the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and ByLaws of the Corporation, to all of which the holder of this certificate assents by acceptance hereof.

         Reference is made to the statements on the reverse hereof with respect to certain rights represented hereby and concerning classes and series of the Corporation's shares. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile signatures of its duly authorized officers.

Dated:

/s/ Steven A. McArthur                                    /s/ David L. Sokol
----------------------                                    ----------------------
    SECRETARY                                             CHAIRMAN OF THE BOARD


Countersigned and Registered:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                             By                   Transfer Agent
                                                                   and Registrar


                                                            Authorized Signature


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                       MIDAMERICAN ENERGY HOLDINGS COMPANY


This certificate also represents and entitles the holder hereof to certain rights as set forth in a Rights Agreement between MidAmerican Energy Holdings Company and ChaseMellon Shareholder Services, L.L.C. dated as of March 12, 1999 (as may be amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of MidAmerican Energy Holdings Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be evidenced by this certificate. MidAmerican Energy Holdings Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to Acquiring Persons (as defined in the Rights Agreement) shall be and become null and void.

MidAmerican Energy Holdings Company is authorized to issue two classes of shares, Common and Preferred, and the Preferred may be issued in one or more series. A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and upon the holders thereof as established by the Articles of Incorporation or by any Articles of Amendment, and the number of shares constituting each series and designations thereof, may be obtained upon written request and without charge from the aforesaid principal offices of the Corporation. The Board of Directors of the Corporation has authority to fix any or all of dividend rights, dividend rates, conversion rights, voting rights, rights of redemption (including sinking fund provisions), the redemption price and liquidation preferences of any wholly unissued Preferred Shares or of any wholly unissued series of Preferred Shares, the number of shares constituting any unissued series of Preferred Shares, and the designations of such shares.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT......Custodian.......
TEN ENT - as tenants by entireties                        (Cust)         (Minor)
JT TEN  - as joint tenants with right of    under Uniform Gifts to Minors Act
          survivorship and not as          .....................................
          tenants in common                               (State)



                     UNIF TRAN MIN ACT......Custodian......
                                      (Cust)         (Minor)
                      under Uniform Transfers to Minors Act
                 ...............................................
                                     (State)

     Additional abbreviations may also be used though not in the above list.

   For value received, _________________ hereby sell, assign and transfer unto


       PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE
----------------------------------------------------


----------------------------------------------------


________________________________________________________________________________
                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE)


________________________________________________________________________________


________________________________________________________________________________



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_________________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


_______________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated __________________


Signature(s) Guaranteed:



By _______________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17 AD-15).